Exhibit 10.1

EXECUTION COPY

AMENDMENT NUMBER NINE

to the

MASTER REPURCHASE AGREEMENT

Dated as of November 20, 2012,

among

PENNYMAC CORP.

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER NINE (this “Amendment Number Nine”) is made this 30th day of June, 2017, among PENNYMAC CORP., a Delaware corporation, as seller, PennyMac Operating Partnership, LP, a Delaware limited partnership (“POP” and together with PennyMac Corp., a “Seller” and jointly and severally, the “Sellers”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”), and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of November 20, 2012, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Buyer and Agent have agreed to amend the Agreement, subject to the terms hereof, to permit POP to act as a Seller under the Agreement and to make certain additional modifications thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments.  Effective as of June 30, 2017 (the “Amendment Effective Date”),

(a)the preamble to the Agreement is hereby amended to read in its entirety as follows:

MASTER REPURCHASE AGREEMENT, dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Repurchase Agreement”), by and between PENNYMAC CORP., a Delaware corporation, PENNYMAC OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“POP” and together with PennyMac Corp., jointly and severally, the “Seller”), MORGAN STANLEY BANK, N.A., a national banking association (the “Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for the Buyer (together with any successor agent appointed from time to time in accordance with the terms of Section 12.09, the “Agent”).

(b)The defined term "Seller" in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Seller” shall mean, with respect to any Transaction hereunder, the entity that requested such Transaction, which entity shall be either PennyMac Corp. or POP as the case may be.  Any reference to Seller hereunder shall be deemed to include each of PennyMac Corp. and POP unless otherwise specified herein.

(c)The defined term “Total Indebtedness” in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Total Indebtedness” shall mean, with respect to a Seller for any period, the aggregate Indebtedness of the Seller during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP and less the amount of any non-recourse debt and any intercompany debt between the Seller and its Affiliates.

(d)	The defined term “Uncommitted Amount” in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Uncommitted Amount” shall mean $350,000,000.

(e)	Section 1.01 of the Agreement is hereby amended by adding the following new defined terms to such Section, immediately following the defined term “Uncommitted Amount:”

“Underlying POP Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement among PennyMac Corp., the Buyer, Sellers, MERS and MERSCORP Holdings, Inc., as the same may be amended from time to time.

“Underlying POP Repurchase Agreement” shall mean the repurchase agreement among POP, PennyMac Corp. and Servicer to be executed on or before as of July 14, 2017 in the form approved by the Buyer in writing in its sole discretion with any material modifications approved by the Buyer in writing in its sole discretion, as amended, restated, supplemented or otherwise modified from time to time.

“Underlying POP Repurchase Documents” means the Underlying POP Repurchase Agreement, pricing letter, confirmations and all documents ancillary thereto that evidence an Underlying POP Repurchase Transaction in the form approved by the Buyer in writing in its sole discretion with any material modifications approved by the Buyer in writing in its sole discretion.

“Underlying POP Repurchase Transaction” means a transaction between PennyMac Corp. and POP whereby PennyMac Corp. sells one or more Mortgage Loans to POP against the transfer of funds by POP, with the simultaneous agreement by POP to transfer to PennyMac Corp. such Mortgage Loans at a date certain against the transfer of funds by PennyMac Corp., which Mortgage Loans are concurrently or consecutively purchased by the Buyer hereunder.

(f)The wire instructions in Section 3.01(a) of the Agreement are hereby amended to read in their entirety as follows:

Account No. ********, CITIBANK NYC, ABA No. ***-000-***, Attn: Whole Loans, Ref: PennyMac

(g)The penultimate sentence of Section 4.03 of the Agreement is hereby amended to read in its entirety as follows:

PennyMac Corp's. organizational identification number is 4717754 and its federal tax identification number is 80-0463416. POP's organizational identification number is 4689662 and its federal tax identification number is 27-0214441. POP is a disregarded entity for tax purposes and files its returns under Guarantor’s federal tax identification number, which is 27-0186273.

(h)Section 5.02 of the Agreement is hereby amended by re-designating sub-section (m) as sub-section (o) and adding the following new sub-section (m) to read in its entirety as follows:

(m)Underlying Repurchase Documents.  With respect to any Purchased Loan that was subject to an Underlying POP Repurchase Transaction, Sellers shall provide a Transaction Request (as defined in the Underlying Repurchase Documents), which shall reference the applicable Mortgage Loan Schedule which shall describe the Purchased Loan.  All Underlying POP Repurchase Documents applicable to each Purchased Loan have been duly executed and delivered by Sellers and POP and must be in form and substance satisfactory to the Buyer in all material respects, in its sole discretion.  In addition, with respect to each Wet-Ink Mortgage Loan that was subject to an Underlying POP Repurchase Transaction, the Seller shall have delivered evidence satisfactory to the Buyer that an Escrow Instruction Letter has been delivered by PennyMac Corp. to the related Settlement Agent.

(i)Section 6.01 of the Agreement is hereby amended to read in its entirety as follows:

6.01Legal Name.  On June 30, 2017 (the "Amendment Effective Date"), the exact legal names of the Sellers are PennyMac Corp. and PennyMac Operating Partnership, LP, the exact legal name of the Guarantor is PennyMac Mortgage Investment Trust, and the exact legal name of the Servicer is PennyMac Loan Services, LLC, and no such party has used any previous names, assumed names or trade names except as set forth on Schedule 4 attached hereto.

(j)Section 6.03 of the Agreement is hereby amended to read in its entirety as follows:

6.03Financial Condition.  PennyMac Corp. has heretofore furnished to the Buyer a copy of (a) its and the Guarantor’s consolidated balance sheet and the consolidated balance sheets of their consolidated Subsidiaries for the fiscal year of the Seller ended December 31, 2016 (the “Financial Statement Date”) and the related consolidated statements of income and retained earnings and of cash flows for PennyMac Corp. and the Guarantor and their consolidated Subsidiaries for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) PennyMac Corp.'s and the Guarantor’s consolidated balance sheet and the consolidated balance sheets of their consolidated Subsidiaries for the quarterly fiscal periods of PennyMac Corp. and the Guarantor ended March 31, 2017 and the related consolidated statements of income and retained earnings and of cash flows for PennyMac Corp. and the Guarantor and their consolidated Subsidiaries for such quarterly fiscal periods.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of PennyMac Corp. and the Guarantor and their Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments, as applicable).

Since the Financial Statement Date, there has been no material adverse change in the consolidated business, operations or financial condition of PennyMac Corp. and its consolidated Subsidiaries taken as a whole from that set forth in the financial statements delivered for the fiscal year of PennyMac Corp. ending on such date.

(k)Section 6.12 of the Agreement is hereby amended to read in its entirety as follows:

6.12Chief Executive Office/Jurisdiction of Organization.  On the Amendment Effective Date and as of June 27, 2017, PennyMac Corp.’s chief executive office and operational facilities are located at 3043 Townsgate Road, Westlake Village, California 91361 and POP's chief executive office and operational facilities are located at 3043 Townsgate Road, Westlake Village, California 91361.  On the Amendment Effective Date and as of June 27, 2017, PennyMac Corp.’s jurisdiction of organization is the state of Delaware and POP's jurisdiction of organization is the state of Delaware.

(l)Section 6.16 of the Agreement is hereby amended to read in its entirety as follows:

6.16Tangible Net Worth.  On the Amendment Effective Date, the Tangible Net Worth of PennyMac Corp. is not less than $150,000,000.

(m)Sections 7.14 and 7.15 of the Agreement are hereby amended to read in their entirety as follows:

7.14Maintenance of Tangible Net Worth.  PennyMac Corp. shall not permit its Tangible Net Worth at any time to be less than $150,000,000; POP shall not permit its Tangible Net Worth at any time to be less than $700,000,000, and the Seller shall not permit the Tangible Net Worth of Guarantor at any time to be less than $860,000,000.

7.15Maintenance of Ratio of Total Indebtedness to Tangible Net Worth.  PennyMac Corp. shall not permit its ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 10:1.  POP shall not permit its ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 5:1.  The Seller shall not permit the Guarantor’s ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 5:1.

(n)Section 7.18 of the Agreement is hereby amended to read in its entirety as follows:

7.18Maintenance of Liquidity.  PennyMac Corp. shall ensure that, as of the end of each calendar month, it has unencumbered Cash Equivalents in an amount of not less than $10,000,000; POP shall ensure that, as of the end of each calendar month, it has unencumbered Cash Equivalents in an amount of not less than $40,000,000; and the Seller shall ensure that the Guarantor has unencumbered Cash Equivalents in an amount of not less than $40,000,000.

(o)Section 7.37 of the Agreement is hereby amended to read in its entirety as follows:

7.37REIT Status; Publicly Traded Company.  Seller shall cause Guarantor to maintain its REIT Status at all times and to maintain its status as a publicly traded company.  POP shall maintain its status as a REIT subsidiary at all times.

(p)Section 7 of the Agreement is hereby amended by adding the following new Section 7.38 to the end thereof to read in its entirety as follows:

7.38Underlying POP Repurchase Documents.  The Underlying POP Repurchase Documents contain the following characteristics:

(a)The Underlying POP Repurchase Agreement contains broad repledge, assignment and rehypothecation provisions in favor of POP permitting POP to sell, transfer and assign to the Buyer hereunder, without restriction or rights to consent by PennyMac Corp. or any other Person, all of POP's right, title and interest in any Mortgage Loans purchased by POP pursuant to such Underlying POP Repurchase Agreement;

(b)The Underlying POP Repurchase Agreement contains a backup grant of security interest in each related Mortgage Loan to POP, similar in form and substance to the security interest granted to the Buyer hereunder, and the Underlying POP Repurchase Agreement or an ancillary document thereto provides for a provision or instruction that, (i) unless such Mortgage Loan is a Wet-Ink Mortgage Loan, the Mortgage File in respect of such Mortgage Loan be delivered by PennyMac Corp. directly to the Buyer or the Buyer’s designee and (ii) if such Mortgage Loan is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed to hold the Mortgage File for the benefit of the Buyer or the Buyer’s designee and has agreed to deliver the related Mortgage File directly to the Buyer or the Buyer’s designee;

(c)The Underlying POP Repurchase Agreement contains a broad grant of a power of attorney to POP and POP's attorneys-in-fact, including the Buyer;

(d)The Underlying POP Repurchase Agreement grants to POP and the Buyer the right to immediately terminate PennyMac Corp.’s right or any third party servicer’s right to service or manage Mortgage Loans;

(e)The Underlying POP Repurchase Agreement requires that each Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing or managing, as applicable, of mortgage loans and real property of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices;

(f)The Underlying POP Electronic Tracking Agreement or other Underlying POP Repurchase Documents provides that PennyMac Corp. (i) gives the Buyer the authority to change fields in the MERS System as appropriate, including, without  limitation, changing the “interim funder” field to insert parties with which a Seller enters into financing arrangements including repurchase agreements with respect to such Mortgage Loans and (ii) authorizes a Seller to enter into an electronic tracking agreement with MERS and third party lender in connection with MERS taking instructions from an  interim funder under certain circumstances;

(g)Unless expressly agreed to in writing by the Buyer, during the duration of the related Transaction, no third-party custodian shall hold any Mortgage Loan Documents pursuant to an agreement to which PennyMac Corp. is a party, or beneficiary, unless PennyMac Corp. is a party thereto as a Seller under this Repurchase Agreement;

(h)The Underlying POP Repurchase Documents have not been assigned by POP and POP has not granted a security interest in, the Underlying POP Repurchase Documents to any third party;

(i)On or before July 14, 2017, a financing statement on Form UCC 1 shall be filed in the applicable filing office naming PennyMac Corp. as debtor and POP as secured party with a collateral description reasonably acceptable to the Buyer, which shall be similar in form and substance to the Purchased Items in which a security interest is granted pursuant to Section 4 hereof;

(j)No Underlying POP Repurchase Document shall be amended, modified, or otherwise changed, or any waiver thereunder be given, without the prior written consent of the Buyer;

(k)Each Seller hereby agrees and acknowledges that any Underlying POP Repurchase Transaction is subject to and subordinate to the Buyer’s rights hereunder and the Buyer’s security interest in the Purchased Loans and the Buyer’s rights under the related Transaction; and

(l)All of the representations and warranties set forth on Schedule 1, Part II are true and correct in all material respects.

(q)Section 8(ll) of the Agreement is hereby amended to read in its entirety as follows:

(ll)Guarantor shall fail at any time to maintain its REIT Status or POP shall fail at any time to be a qualified REIT subsidiary under the Code, or Guarantor or POP shall fail to satisfy all of the conditions set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder or Guarantor shall fail at any time to be a publicly traded company or the Underlying POP Repurchase Documents shall result in any actual or threatened material adverse effect on the Guarantor or either Seller, including with respect to the tax status of such entity or the enforceability of the Underlying POP Repurchase Documents or the Repurchase Documents.

(r)The wire instructions in Section 12.02(c) of the Agreement are hereby amended to read in their entirety as follows:

Account No: ********, CITIBANK NYC, ABA No. ***-000-***, Attn: Whole Loans, Ref: PennyMac

(s)Section 13.02 of the Agreement is hereby amended by adding the following sentence to the end thereof:

Any notice sent to one Seller shall be deemed notice to the other Seller.

(t)Section 13.24 of the Agreement is hereby amended to read in its entirety as follows:

13.24 Contribution Payments.  In the event of (a) any payment by either Seller of any amount in excess of the Repurchase Price due from such Seller and required to be repaid to the Buyer under the Repurchase Agreement (each such amount, as the same may be amortized pursuant to the Repurchase Agreement, an “Allocable Repurchase Price”), or

(b) the liquidation or sale of any of the Purchased Loans transferred by either Seller, the proceeds of which Purchased Loans have been utilized to satisfy obligations under the Transaction which are not attributable to such Seller’s Allocable Repurchase Price (the “Overpaying Seller”) shall be entitled, after payment in full of all amounts due under the Repurchase Agreement, to contribution from the other Seller (the “Benefited Seller”), for the amounts so paid or the proceeds so utilized, to the extent attributable to the Benefited Seller’s Allocable Repurchase Price (the “Contribution Payment”); provided, that notwithstanding anything contained herein to the contrary, (i) the Benefited Seller shall only make such Contribution Payment to the extent funds are available therefor after payment of all amounts then payable by the Benefited Seller under the Repurchase Agreement, (ii) each Overpaying Seller’s rights of reimbursement and contribution shall be subordinated to all amounts payable to the Buyer in connection with this Repurchase Agreement, (iii) in no event shall an Overpaying Seller bring any action against a Benefited Seller prior to full payment and satisfaction of the Transactions under this Repurchase Agreement, and (iv) any such Contribution Payment shall not constitute a claim against the Benefited Seller, except to the extent funds are available to pay such amount as provided herein.

(u)Article XIII of the Agreement is hereby amended by adding the following new Section 13.30 to the end thereof:

13.30Joint and Several Liability; Cross-Default.  The Sellers hereby acknowledge and agree that they are jointly and severally liable to the Buyer and Agent for all representations, warranties, covenants, obligations and liabilities of each Seller hereunder.  PennyMac Corp. and POP hereby further acknowledge and agree that any Default, Event of Default or breach of a representation, warranty or covenant by either Seller under this Agreement is hereby considered a Default, Event of Default or breach by each Seller.

(v)Each of the exhibits to the Agreement shall be deemed to provide appropriate references to and signature blocks for POP with respect to any Transactions entered into by POP.

Section 2.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 3.Effectiveness.  This Amendment Number Nine shall become effective as of the date that the Agent shall have received (a) counterparts of this Amendment Number Nine duly executed by each of the parties hereto, (b) a reaffirmation of the Guaranty by the Guarantor and counterparts of amendments to the Custodial Agreement, the Pricing Side Letter, the Electronic Tracking Agreement, and the Blocked Account Agreement adding POP as a seller thereunder duly executed by each of the parties thereto, and (c) copies of all of the Closing Documents specified in Sections 5.01(b) - (j) of the Agreement with respect to POP.

Section 4.Fees and Expenses.  Seller agrees to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Nine (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 13.04 and 13.06 of the Agreement.

Section 5.Representations.  Seller hereby represents to Buyer and Agent that as of the date hereof and taking into account the terms of this Amendment Number Nine, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

Section 6.Binding Effect; Governing Law.  This Amendment Number Nine shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER NINE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 7.Counterparts.  This Amendment Number Nine may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 8.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Nine need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

Exhibit 10.1

EXECUTION COPY

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Nine to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.

(Seller)

By:  /s/ Pamela Marsh

Name:  Pamela Marsh

Title:  Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, LP (Seller)

By:  PennyMac GP OP, Inc., its General Partner

By: /s/ Pamela Marsh

Name:  Pamela Marsh

Title:  Managing Director, Treasurer

Address for Notices:

3043 Townsgate Road

Westlake Village, California 91361

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

MORGAN STANLEY BANK, N.A.

(Buyer)

By:  /s/ Sajid Zaidi

Name: Sajid Zaidi

Title: Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

(Agent)

By:  /s/ Christopher Schmidt

Name: Christopher Schmidt

Title: Vice President

SCHEDULE 1

PART III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO

UNDERLYING REPURCHASE TRANSACTIONS

The Sellers make the following representations and warranties to the Buyer, with respect to the Underlying POP Repurchase Transactions, that as of the Underlying POP Repurchase Transaction, and as of the date of this Agreement and any Underlying POP Repurchase Transaction is outstanding and at all times while the Repurchase Agreements and any Underlying POP Repurchase Transaction is in full force and effect.  For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Underlying POP Repurchase Transaction if and when the Sellers have taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying POP Repurchase Transaction.

(a)Validity of Underlying POP Repurchase Documents. The Underlying POP Repurchase Documents and any other agreement executed and delivered by POP or guarantor thereto, as applicable, in connection with an Underlying POP Repurchase Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  Sellers and POP had legal capacity to enter into the Underlying POP Repurchase Transaction and POP had the legal capacity to execute and deliver the Underlying POP Repurchase Documents and any such agreement, and the Underlying POP Repurchase Documents and any such other related agreement to which Sellers or POP are parties have been duly and properly executed by Sellers and POP, as applicable.  The Underlying POP Repurchase Documents to which POP is a party constitute legal, valid, binding and enforceable obligations of POP.  The Underlying POP Repurchase Transaction and the Underlying POP Repurchase Documents are in full force and effect, and the enforceability of the Underlying POP Repurchase Documents has not been contested by POP.

(b)Original Terms Unmodified.  Except to the extent approved in writing by the Buyer, the terms of the Underlying POP Repurchase Documents have not been impaired, altered or modified in any respect.

(c)No Defenses.  The Underlying POP Repurchase Transaction is not subject to any right of rescission, set-off, counterclaim or defense nor will the operation of any of the terms of any Underlying POP Repurchase Documents, or the exercise of any right thereunder, render any Underlying POP Repurchase Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(d)No Bankruptcy.  Neither POP nor PennyMac Corp. is a debtor in any state or federal bankruptcy or insolvency proceeding.  Neither POP nor PennyMac Corp. has threatened and, to Sellers’ knowledge, neither POP nor PennyMac Corp is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or any of the Mortgage Loans.

(e)Compliance with Applicable Laws; Consents.  Any and all requirements of any federal, state or local law including, without limitation, usury, consumer credit protection, or disclosure laws applicable to the Underlying POP Repurchase Transaction have been complied with in all material respects,

Amendment Number Nine to Master Repurchase Agreement

the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the applicable Seller shall maintain in its possession, available for the inspection by the Buyer, and shall deliver to the Buyer, upon demand, evidence of compliance with all such requirements.  All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the Underlying POP Repurchase Transaction have been obtained or made and are in full force and effect.

(f)No Waiver.  Except to the extent approved in writing by the Buyer, no Seller has waived the performance by POP nor PennyMac Corp. of any action, if POP’s or PennyMac Corp.’s failure to perform such action would cause the Underlying POP Repurchase Transaction to be in default in any material respect nor, except to the extent approved in writing by the Buyer, has any Seller waived any such default resulting from any action or inaction by POP or PennyMac Corp.

(g)No Defaults.  Except to the extent approved in writing by the Buyer, there is no default, breach, violation or event of acceleration existing under the Underlying POP Repurchase Documents and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and no Seller nor its predecessors in interest have waived any such default, breach, violation or event of acceleration.

(h)Delivery of Underlying POP Repurchase Documents.  True and correct copies of the Underlying POP Repurchase Documents have been delivered to the Buyer.

(i)Underlying POP Repurchase Transaction Not Assigned.  No Underlying POP Repurchase Transaction Document is assigned to any third party.  The Underlying POP Repurchase Documents permit Sellers to sell, assign, pledge, transfer or rehypothecate the Mortgage Loans and all other collateral purchased by Sellers pursuant to the Underlying POP Repurchase Documents.

(j)Solvency.  The transfer of the Mortgage Loans subject to the Underlying POP Repurchase Documents is not undertaken with the intent to hinder, delay or defraud any of PennyMac Corp.’s creditors.  PennyMac Corp. is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Mortgage Loans pursuant to the Underlying POP Repurchase Documents (i) will not cause PennyMac Corp. to become insolvent, (ii) will not result in any property remaining with PennyMac Corp. to be unreasonably small capital, and (iii) will not result in debts that would be beyond PennyMac Corp.’s ability to pay as same mature.  PennyMac Corp. receives reasonably equivalent value in exchange for the transfer and pledge of the Mortgage Loans in accordance with the Underlying POP Repurchase Documents.

(k)Ownership.  The applicable Seller is the sole owner and holder of the underlying Mortgage Loan. The Mortgage Loans have not been assigned or pledged by the applicable Seller other than pursuant to this Agreement.  The applicable Seller has good, indefeasible and marketable title to the Mortgage Loans, and has full right to transfer, pledge and assign the Mortgage Loans to the Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge the Mortgage Loans pursuant to this Agreement, and following the transfer and pledge of the Mortgage Loans, the Buyers will hold such Mortgage Loans free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of the Agreement.

(l)Financial Information.  Based upon POP’s and PennyMac Corp.'s representations and warranties, all financial data, including, without limitation the statements of cash flow and income and operating expense, that have been delivered to Sellers (i) are true, complete, and correct in all material

Amendment Number Nine to Master Repurchase Agreement

respects, and (ii) accurately represent the financial condition of POP and PennyMac Corp. as of the date of such reports.

(m)Mortgage Loans Assignable; Buyer’s Security Interest.  The underlying Mortgage Loan Documents and Underlying POP Repurchase Documents have been delivered to the Buyer and (i) the UCC-1 Financing Statement naming PennyMac Corp. as debtor and POP as secured party and identifying the Mortgage Loans as collateral has been filed in the applicable filing office.

(n)No Custodial Arrangement. There is no agreement or arrangement with any third party to hold the Mortgage Loan Documents pursuant to the Underlying POP Repurchase Transaction.

(o)POP Diligence.  The applicable Seller has delivered to the Buyer all information regarding  POP and PennyMac Corp. that the Buyer has requested and such information is satisfactory to the Buyer in all material respects.

(p)Underlying POP Repurchase Documents. The Underlying POP Repurchase Documents are “repurchase agreements” within the meaning of Section 559 of the Bankruptcy Code.

Amendment Number Nine to Master Repurchase Agreement